UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020 (June 1, 2020)

XPRESSPA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

254 West 31st Street, 11th Floor

New York, New York 10001

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	XSPA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2020, XpresSpa Group, Inc., a Delaware corporation (the “Company”), entered into a Warrant Exchange Agreement (the “Exchange Agreement”) with the holder of certain existing warrants (the “Exchanged Warrants”) to purchase shares of Company’s common stock, par value $0.01 per share (the “Common Stock”). The Exchanged Warrants were originally acquired pursuant to a separately negotiated private transaction between the holder and a separate investor in the Company. Pursuant to the Exchange Agreement, on the closing date the holder of the Exchanged Warrants will exchange the Exchanged Warrants for 6,186,377 shares (the “New Shares”) of Common Stock (the “Exchange”). To the extent the holder of the Exchanged Warrants would otherwise beneficially own in excess of any beneficial ownership limitation applicable to such holder after giving effect to the Exchange, the holder’s Exchanged Warrants shall be exchanged for a number of New Shares issuable to the holder without violating the applicable beneficial ownership limitation and the remainder of the holder’s Exchanged Warrants shall automatically convert into pre-funded warrants to purchase the number of shares of Common Stock equal to the number of shares of Common Stock in excess of the applicable beneficial ownership limitation. The closing is expected to take place on the first business day on which the conditions to the closing are satisfied or waived, subject to satisfaction of customary closing conditions.

The Exchange will be conducted pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act.

The foregoing description of the Exchange Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

On June 1, 2020, fifteen wholly-owned subsidiaries (the “Borrowers”) of the Company entered into a payoff letter (the “Payoff Letter”) with CC Funding, a division of Credit Cash NJ, LLC (the “Lender”), pursuant to which that certain accounts receivable advance agreement, dated January 9, 2020 by and among the Borrowers and the Lender (the “Advance Agreement”), was terminated. Under the Advance Agreement, the Lender agreed to make an advance of funds in the amount of $1,000,000 for aggregate fees of $160,000, for a total repayment amount of $1,160,000 (the “Collection Amount”). The Borrowers agreed to repay the Collection Amount on or before the twelve month anniversary of the funding date of the advance by authorizing the Lender to retain a fixed daily amount equal to $4,461.54 from a collection account established for such purpose. Under the Payoff Letter, the Company repaid $733,903.34 owed under the Advance Agreement and the Lender released all security interests held on the assets of the Borrowers, including Borrowers’ existing and future accounts receivables and other rights to payment, including accounts receivable arising out of the Borrowers’ acceptance or other use of any credit cards, charge cards, debit cards or similar forms of payments.

The foregoing description of the Advance Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such document, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Exchange Agreement, dated June 4, 2020.

10.2	Form of Accounts Receivable Advance Agreement, dated January 9, 2020, by and between CC Funding, a division of Credit Cash NJ, LLC and the borrowers party thereto (incorporated by reference from Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 14, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPRESSPA GROUP, INC.

Dated: June 4, 2020	By:	/s/ Douglas Satzman
Name: Douglas Satzman
Title: Chief Executive Officer